EXHIBIT 10.16


                       FOURTH AMENDMENT OF LOAN AGREEMENT


            THIS FOURTH AMENDMENT OF LOAN AGREEMENT ("Agreement") is made and entered into as of June 17, 1999, by and between SURREY, INC., ("Borrower"), a Texas corporation, and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION ("Lender"), a national banking association.


RECITALS:

            On or about April 8, 1998, Borrower and Lender entered into a Loan Agreement providing for loans to be made to the Borrower for the purposes provided for therein. Such Loan Agreement has previously been amended pursuant to a First Amendment of Loan Agreement dated effective May 14, 1998, by a Second Amendment of Loan Agreement dated effective January 25, 1999, and by a Third Amendment of Loan Agreement dated effective March 31, 1999. Such Loan Agreement, as amended, is herein called the "Original Agreement".

            The Borrower and the Lender now desire to further amend the Original Agreement in certain respects as hereinafter provided, to increase the revolving line of credit loan under the Original Agreement and to modify certain other provisions of the Original Agreement, all as more particularly set forth herein.

AGREEMENTS:

            For and in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

            (1) The following new definition of "Eligible Purchase Orders" is hereby added to the definitions contained in Paragraph 1 of the Original
Agreement:

                        Eligible Purchase Orders shall mean, as at any date of
            determination, written purchase orders for goods to be manufactured or sold by the Borrower to Bath & Body Works or Minnetonka Brands in the ordinary course of its business, which are and at all times shall continue to be acceptable to Lender in all respects. Standards of eligibility for Eligible Purchase Orders may be fixed and revised from time to time solely by Lender in Lender's exclusive judgment. In general, without limiting the foregoing, an Eligible Purchase Order must comply with the following requirements: (a) the applicable purchasing party is not a foreign country or any subdivision or agency or department there of or located outside of the fifty (50) states of the United States or Puerto Rico, unless the purchaser's obligation under such purchase order is insured or backed by credit insurance or a letter of credit in form and substance reasonably acceptable to Lender in all respects; (b) the applicable purchasing party is not the United States of America or any of its agencies, department, commissions, boards or bureaus or is not otherwise subject to the Federal Assignment of Claims Act;
            (c) the obligation of the purchasing party under the purchase order is subject to no Lien whatsoever, except for the Liens created pursuant to the Security Documents; (d) the applicable purchasing party is not a Subsidiary, employee, officer, agent, director, stockholder, partner, trustee or other owner or holder of any indicia of equity rights (whether issued and outstanding capital stock, partnership interests or otherwise) of Borrower or any Affiliate of any such Person; (e) each of the representations and warranties set forth in the Security Documents with respect to such purchase order is true and correct in all material respects; and (f) Lender has not deemed such purchase order ineligible because of Lender's reasonable belief in the uncertainty about the creditworthiness of the purchasing party or because Lender otherwise reasonably considers the collateral value thereof to be impaired or its ability to realize such value to be insecure; provided, however,
            (a) if more than twenty percent (20%) of any purchasing party's total Accounts with Borrower remain unpaid for more than 90 days after the date of invoice, the total purchase orders owed to Borrower by such purchasing party shall be excluded from Eligible Purchasing Orders; (b) in the event that the sum of the total purchase orders plus the aggregate Accounts owed to Borrower by Minnetonka Brands exceeds ten percent (10%) of the total Accounts owed to Borrower by all account debtors plus the total of all outstanding unfilled purchase orders of all purchasing parties, the purchase orders owed by Minnetonka Brands to Borrower in excess of such ten percent (10%) amount shall be excluded from Eligible Purchase Orders; (c) in the event that the sum of the total purchase orders plus the aggregate Accounts owed to Borrower by Bath & Body Works exceeds thirty-five percent (35%) of the total Accounts owed to Borrower by all account debtors plus the total of all outstanding unfilled purchase orders of all purchasing parties, the purchase orders owed by Bath & Body Works to Borrower in excess of such thirty-five percent (35%) amount shall be excluded from Eligible Purchase Orders; and (d) no portion of a purchase order which constitutes an Account of Borrower shall be included in Eligible Purchase Orders. In the event of any dispute under the foregoing criteria about whether a purchase order is or has ceased to be an Eligible Purchase Order, the decision of Lender shall be conclusive and binding. Nothing in this definition of "Eligible Purchase Orders" shall be construed to limit or release any right of Lender to any Collateral.

            (2) The following definitions currently contained in Paragraph 1 of the Original Agreement are hereby amended and restated to hereafter be and read as follows:

              Applicable Margin shall mean three and sixty-five one hundredths of one percent (3.65%).

            Base Rate shall mean for any day a rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the lesser of (a) the Prime Rate (computed on the basis of the actual number of days elapsed over a year of 360 days) in effect on such day plus one percent (1%) per annum or (b) the Ceiling Rate. For purposes of this Agreement any change in the Base Rate due to a change in the Prime Rate shall be effective on the effective date of such change in the Prime Rate.

                        Borrowing Base shall mean, as at any date, the amount of
            the Borrowing Base shown on the Borrowing Base Certificate then most recently delivered pursuant to Paragraph 10(b) hereof, determined by the following calculation:

                        80% of the Eligible Accounts of Borrower at said date which are owed by account debtors plus the lesser of (i) 100% of the Eligible Purchase Orders from Bath & Body Works and Minnetonka Brands and (ii) $500,000.00.

            Notwithstanding anything to the contrary set forth in the immediately preceding sentence, Lender reserves the right to adjust downward to a level acceptable to Lender in its sole discretion the eighty percent (80%) and one hundred percent (100%) advance rates set forth above if Borrower's average dilution percentage for all Accounts exceeds five percent (5%). In the absence of a current Borrowing Base Certificate, Lender shall determine the Borrowing Base from time to time in its discretion, taking into account all information available to it, and the Borrowing Base from time to time so determined shall be the Borrowing Base for all purposes of this Agreement until a current Borrowing Base Certificate, in Proper Form, is furnished to and accepted by Lender.

                        Eligible Accounts shall mean, as at any date of
            determination thereof, Current Accounts Receivable created by Borrower (but only to the extent that such Current Accounts Receivable are Collateral hereunder and are subject to a first priority perfected Lien in favor of Lender) in the ordinary course of business arising out of the sale of goods or rendering of serviced by Borrower, which are and at all times shall continue to be acceptable to Lender in all respects. Standards of eligibility for Eligible Accounts may be fixed and revised from time to time solely by Lender in Lender's exclusive judgment. In general, without limiting the foregoing, an Eligible Account must comply with the following requirements: (a) the applicable account debtor is not a foreign country or any subdivision or agency or department thereof or located outside of the fifty (50) states of the United States or Puerto Rico, unless the applicable Current Account Receivable is insured or backed by credit insurance or a letter of credit in form and substance reasonably acceptable to Lender in all respects; (b) the applicable account debtor is not the United States of America or any of its agencies, departments, commissions, boards or bureaus or is not otherwise subject to the Federal Assignment of Claims Act;
            (c) the Account is subject to no Lien whatsoever, except for the Liens created pursuant to the Security Documents; (d) the Account has not arisen out of transactions with a Subsidiary, employee, officer, agent, director, stockholder, partner, trustee or other owner or holder of any indicia of equity rights (whether issued and outstanding capital stock, partnership interests or otherwise) of Borrower or any Affiliate of any such Person; (e) each of the representations and warranties set forth in the Security Documents with respect to such Account is true and correct in all material respects; (f) to the extent the total of the Eligible Accounts as reflected in Borrower's aging of Accounts is different from the total reflected in Borrower's general ledger, the lesser balance will be used as the total of Eligible Accounts, and (g) Lender has not deemed such Account ineligible because of Lender's reasonable belief in the uncertainty about the creditworthiness of the account debtor or because Lender otherwise reasonably considers the collateral value thereof to be impaired or its ability to realize such value to be insecure; provided, however, (a) if more than twenty percent (20%) of any account debtor's total Accounts with Borrower remain unpaid for more than 90 days after the date of invoice, the total Accounts owed to Borrower by such account debtor shall be excluded from Eligible Accounts; (b) in the event that the aggregate Accounts owed to Borrower by any account debtor (other than Wal-Mart Stores, Inc. and any of its Affiliates and Bath & Body Works and any of its Affiliates) exceeds ten percent (10%) of the total Accounts owed to Borrower by all account debtors, the Accounts owed by such account debtor to Borrower in excess of such ten percent (10%) amount shall be excluded from Eligible Accounts;
            (c) in the event that the aggregate Accounts owed by Borrower by Wal-Mart Stores, Inc. and any of its Affiliates exceeds twenty-five percent (25%) of the total Accounts owed to Borrower by all account debtors, the Accounts owed by Wal-Mart Stores, Inc. and its Affiliates in excess of such twenty-five percent (25%) amount shall be excluded from Eligible Accounts; and (d) in the event that the aggregate Accounts owed to Borrower by Bath & Body Works and any of its Affiliates exceeds thirty-five (35%) of the total Accounts owed to Borrower by all account debtors, the Accounts owed by Bath & Body Works and its Affiliates in excess of such thirty-five percent (35%) amount shall be excluded from Eligible Accounts. In the event of any dispute under the foregoing criteria about whether an Account is or has ceased to be an Eligible Account, the decision of Lender shall be conclusive and binding. Nothing in this definition of "Eligible Accounts" shall be construed to limit or release any right of Lender to any Collateral.

                        Revolving Commitment shall mean the obligation of Lender
            under this Agreement to make Revolving Loans and incur Letter of Credit Liabilities in an aggregate principal amount at any on time outstanding up to (but not exceeding) $2,500,000.00.

            (3) The fifth (5th) sentence of Paragraph 2(a) of the Original Agreement is hereby amended and restated in its entirety to hereafter be and read as follows:

            "The Revolving Loans shall be evidenced by the Revolving Note dated June 17, 1999 executed by Borrower, payable to the order of Lender in the original principal amount of $2,500,000.00."

            (4) Exhibits A and B to the Original Agreement is hereby amended and restated in its entirety to hereafter be in the form of Exhibit A and Exhibit B, respectively, attached hereto and incorporated herein for all purposes.

            (5) In consideration of Lender's agreement to enter into this agreement and increase the Revolving Commitment, Borrower agrees to pay to Lender concurrently herewith an amendment fee in the amount of $10,000.00, which fee shall be deemed earned and accrued on the date hereof and due and payable on demand thereafter. Any unpaid fee shall bear interest from its due date until paid at the Past Due Rate.

            (6) Borrower represents and warrants that the representations and warranties contained in Paragraph 9 of the Original Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date thereof as though made on and as of such date. The Borrower hereby certifies that no event has occurred and is continuing which constitutes an Event of Default under the Original Agreement or any of the other Loan Documents or which upon the giving of notice of the lapse of time or both would constitute such an Event of Default.

            (7) The Borrower hereby ratifies and confirms that the Security Agreement and the Deed of Trust executed by the Borrower are in full force and effect, and since the Security Agreement and the Deed of Trust secure any and all indebtedness of the Borrower to the Lender now or hereafter outstanding, each secures all amounts outstanding under the Original Agreement, as amended hereby, including without limitation, all amounts outstanding under the Revolving Loan, as increased hereby, and under the Advance/Term Loan.

            (8) Except as expressly amended hereby, the Original Agreement and the other Loan Documents shall remain in full force and effect. The Original Agreement, as hereby amended, and all rights and powers created thereby or thereunder and under the other Loan Documents are in all respects ratified and confirmed and remain in full force and effect.

            (9) Terms used herein which are defined in the Original Agreement or in the other Loan Documents shall have the meanings therein ascribed to them. The term "Loan Agreement" or "Credit Agreement" as used in the Original Agreement, the other Loan Documents or any other instrument, document or writing furnished to the Lender by the Borrower, when referring to the Original Agreement, shall mean the Original Agreement as hereby amended.

            (10) This Agreement (a) shall be binding upon the Borrower and the Lender and their respective successors and assigns (provided, however, that the Borrower shall not assign his rights hereunder without the prior written consent of the Lender); (b) may be modified or amended only by a writing signed by each party; (c) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OR THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA; (d) may be executed in several counterparts, and by the parties hereto on separate counterparts, constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (e) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

            (11) BORROWER HEREBY RELEASES, DISCHARGES AND ACQUITS FOREVER LENDER AND ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES AND COUNSEL FROM ANY AND ALL CLAIMS EXISTING AS OF THE DATE HEREOF. AS USED HEREIN, THE TERM "CLAIM" MEANS ANY AND ALL LIABILITIES, CLAIMS, JUDGMENTS, DEFICIENCIES. INTEREST, LIENS, COSTS OR EXPENSES (INCLUDING BUT NOT LIMITED TO COURT COSTS, PENALTIES, ATTORNEYS' FEES AND DISBURSEMENTS, AND AMOUNTS PAID IN SETTLEMENT) OF ANY KIND AND CHARACTER WHATSOEVER, INCLUDING BUT NOT LIMITED TO CLAIMS FOR USURY, BREACH OF CONTRACT, AND NEGLIGENT MISREPRESENTATION, IN EACH CASE WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, ASSERTED OR UNASSERTED OR PRIMARY OR CONTINGENT, AND WHETHER ARISING OUT OF WRITTEN DOCUMENTS, UNWRITTEN UNDERTAKINGS OR COURSE OF CONDUCT.

            NOTICE PURSUANT TO TEX. BUS. & COMM. CODE SS.26.02

            THIS AGREEMENT, THE ORIGINAL AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE



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

PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  SURREY, INC.
                                  a Texas corporation

                                  By:                     /s/ Mark van der Hagen
                                  Name:                   Mark van der Hagen
                                  Title:                  Vice President / CFO

                                                                      "Borrower"


                                  CHASE BANK OF TEXAS,
                                  NATIONAL ASSOCIATION

                                  By:                     /s/ Cindy Matula
                                  Name:                   Cindy M. Matula
                                  Title:                  President

                                                                        "Lender"

Attach:

Exhibit A - Amended Exhibit A to Original Agreement (Request for Credit Form) Exhibit B - Amended Exhibit B to Original Agreement (Borrowing Base Certificate)

                               REQUEST FOR CREDIT




                                 --------------



Chase Bank of Texas,
   National Association
700 Lavaca
Austin, Texas 78701
Attn: Manager, Commercial Lending Division

Gentlemen:

            The undersigned hereby certified that he is the __________________ of Surrey, Inc. ("Borrower"), and that as such is authorized to execute this Request for Advance (the "Request") on behalf of Borrower pursuant to the Loan Agreement (as it may be amended, supplemented or restated from time to time, the "Loan Agreement") dated as of April 8, 1998 by and between Borrower and Chase Bank of Texas, National Association. The (CHECK ONE) _____ Revolving Loan _____ Letter of Credit being requested hereby is to be in the amount set forth in (b) below and is requested to be made or issued, as the case may be, on __________________, which is a Business Day. On behalf of Borrower, the undersigned further certifies, represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Loan Agreement unless otherwise specified herein):

            a. As of the date hereof:

            (1) The current Borrowing Base is:                     $____________

            (2) Aggregate outstanding amount of
                Revolving Loans is:                                $____________

            (3) Aggregate face amount of all
                outstanding Letters of Credit is:                  $____________

            (4) The available Revolving Commitment
                [the amount by which the lesser of
                (x) the amount in (a)(1) above or
                (y) $2,500,000 exceeds the sum of
                the amounts in (a)(2) or (a)(3)
                above], if positive is:                            $____________

                                    EXHIBIT A

            b. If and only if the available Revolving Commitment is positive, Borrower hereby requests under this Request a (CHECK ONE) ______ Revolving Loan _____ Letter of Credit in the amount of $____________ (which is no more than the available Revolving Commitment).

            c. The representations and warranties made in each Credit Document are true and correct in all respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof.

            d. No Default has occurred and is continuing or will occur as a result of the requested Revolving Loan or Letter of Credit, as the case may be.

            e. If a Letter of Credit is being requested, attached hereto is all pertinent information relating to the issuance of the requested Letter of Credit, including the name of the beneficiary to be designated, the proposed expiration date and any special conditions to drawings to be included in the Letter of Credit. (CHECK IF APPLICABLE) _____ The expiration date of the Letter of Credit is after the Maturity Date; therefore, Cover must be provided for such Letter of Credit prior to its issuance.

            Thank you for your attention to this matter.


                                           Very truly yours,


                                           ----------------------------------
                                           Print Name: ----------------------
                                           ------------------ of Surrey, Inc.



                                   EXHIBIT A

                           BORROWING BASE CERTIFICATE


Borrowing Base Report for Period Beginning: ______ and Ending ______ ("Current Period") Loan Agreement (as amended, the "Agreement") dated as of April 8, 1998 by and between Surrey, Inc. and Chase Bank of Texas, National Association

The undersigned hereby certifies that he is the ______________________________ of Surrey, Inc., and that as such is authorized to execute this Borrowing Base Certificate on behalf of Surrey, Inc. pursuant to the Agreement. On behalf of the Borrower, the undersigned further certifies, represents and warrants that the following components of the Borrowing Base and the calculation of the Borrowing Base and amount available for borrowing, if any, are true and correct (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified herein):

Line 1. Total Accounts as of the end of the Current Period
        (based on the lesser of each such Account as reflected in
        Borrower's aging of Accounts and Borrower's general
        ledger)                                                      $__________

2.      Ineligible Accounts as of the end of the Current Period

        (a)     Accounts more than 90 days from invoice date         $__________

        (b)     Other Accounts which are not Current Accounts
                Receivable                                           $__________

        (c)     Foreign Accounts (unless insured or backed by
                credit insurance or a letter of credit in form
                and substance reasonably acceptable to Lender in
                all respects)                                        $__________

        (d)     Government Accounts:                                 $__________

        (e)     Accounts subject to a Lien, other than the Lien
                of the Security Documents                            $__________

        (f)     Accounts owed by any Subsidiary, employee,
                officer, agent, director, stockholder, partner,
                trustee or other owner of equity rights of
                Borrower or any Affiliate of any such Person         $__________

        (g)     All of the Accounts of an account debtor(s) where
                more than 20% of the total dollar amount of all
                Accounts of the account debtor are unpaid more
                than 90 days from invoice date                       $__________

        (h)     That portion of Accounts of an account debtor
                (other than Wal-Mart Stores, Inc. and any of its
                Affiliates and Bath & Body Works and of its
                Affiliates) in excess of 10% of the total dollar
                amount of the total Accounts for the Current
                Period (Line 1)                                      $__________

        (i)     That portion of Accounts, in the aggregate, of
                Wal-Mart Stores, Inc. and its Affiliates in
                excess of 25% of the total dollar amount of the
                total Accounts for the Current Period (Line 1)       $__________

        (j)     That portion of Accounts, in the aggregate, of
                Bath & Body Works and its Affiliates in excess of
                35% of the total dollar amount of the total
                Accounts for the Current Period (Line 1)             $__________

        (k)     Other ineligible Accounts under the Agreement        $__________

3.      Total ineligible Accounts for the Current Period (add
        lines 2(a) through 2(k))                                     $__________

4.      Total Eligible Accounts (line 1 minus line 3)                $__________


                            EXHIBIT B

5.      Multiplied by current advance rate                             ________%

6.      Equals total Eligible Accounts component of Borrowing
        Base as of the end of the Current Period                     $__________

7.      Total purchase orders as of the end of the Current Period
        from Bath & Body Works and Minnetonka Brands, excluding
        any purchase orders or portions thereof which have become
        Accounts                                                     $__________

8.      Ineligible Purchase Orders as of the end of the Current
        Period

        (a)     Foreign purchasers (unless insured or backed by
                credit insurance or a letter of credit in form
                and substance reasonably acceptable to Lender in
                all respects)                                        $__________

        (b)     Governmental purchasers                              $__________

        (c)     Obligations of purchasing party under purchase
                orders which are subject to a Lien, other than
                the Lien of the Security Documents                   $__________

        (d)     Purchase orders where the purchasing party is a
                Subsidiary, employee, officer, agent, director,
                stockholder, partner, trustee or other owner of
                equity rights of Borrower or any Affiliate of any
                such Person                                          $__________

        (e)     All of the purchase orders of a purchasing party
                where more than 20% of the total dollar amount of
                all Accounts of such purchasing party are unpaid
                more than 90 days from invoice date                  $__________

        (f)     That portion of the purchase orders of Minnetonka
                Brands and any of its Affiliates which, when
                added to the total Accounts of Minnetonka Brands
                and its Affiliates exceeds 10% of the total
                dollar amount of the total purchase orders then
                outstanding and the total Accounts for the
                Current Period                                       $__________

        (g)     That portion of the purchase orders of Bath &
                Body Works and any of its Affiliates which, when
                added to the total Accounts of Bath & Body Works
                and its Affiliates, exceeds 35% of the total
                dollar amount of the total purchase orders and
                Accounts for the Current Period                      $__________

        (h)     Other ineligible purchase orders under the
                Agreement                                            $__________

9.      Total ineligible purchase orders for the Current Period
        (add lines 8(a) through 8(h))                                $__________

10.     Total Eligible Purchase Orders for the Current Period
        (line 7 minus line 9)                                        $__________

11.     Multiplied by current advance rate                            _________%

12.     Equals, maximum Eligible Purchase Orders component of
        Borrowing Base                                               $__________

13.     Lesser of (i) line 12 and (ii) $500,000, equals total
        Eligible Purchase Orders component of Borrowing Base as
        of the end of the Current Period                             $__________

14.     Total Borrowing Base as of the end of the Current Period
        (add lines 6 and 13)                                         $__________

15.     Revolving Commitment as of the date hereof                   $__________

16.     Lesser of Borrowing Base (line 14) or Revolving
        Commitment (line 15)                                         $__________



                            EXHIBIT B

17.     Minus the aggregate outstanding amount of the Revolving
        Loans as of the date hereof                                  $__________

18.     Minus the aggregate face amount of all outstanding
        Letters of Credit as of the date hereof                      $__________

19.     Equals the amount available for borrowing subject to the
        Agreement, if positive, or amount to be repaid, if
        negative                                                     $__________


To the extent of any conflict between the components of the Borrowing Base as set forth on this exhibit and the provisions of the Agreement, the Agreement shall control.

The undersigned hereby certifies that the above information and computations are true and correct and not misleading as of the date hereof, that no Default or Event of Default has occurred and is continuing under the Agreement and that the Borrower is in compliance with all the financial covenants set out in the Agreement.


                                         Very truly yours,


                                         ------------------------------------
                                         Print Name: ------------------------
                                         -------------------- of Surrey, Inc.






                            EXHIBIT B